                                                                   Exhibit 10(a)
                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 17, 2000, relating to the financial statements and financial highlights which appear in the September 30, 2000 Annual Reports to Shareholders of BlackRock Funds and our report dated January 14, 2000, relating to the financial statements and financial highlights which appear in the November 30, 1999 Annual Report to Shareholders of The U.S. Large Company Series of The DFA Investment Trust Company, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Miscellaneous - Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
January 22, 2001